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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K
                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): JUNE 21, 2002


                          GERBER CHILDRENSWEAR, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                      1-14189                  62-1624764
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)




              7005 PELHAM ROAD, GREENVILLE, SOUTH CAROLINA 29615
         (Address of Principal Executive Offices, including Zip Code)




                                (864) 987-5200
             (Registrant's Telephone Number, Including Area Code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On June 24, 2002, Gerber Childrenswear, Inc. (the "Registrant") and Kellwood Company ("Kellwood") announced in a press release the successful completion of an exchange offer for all of the outstanding shares of the Registrant's common stock which were exchanged for a combination of Kellwood common stock and cash. The offer expired at midnight, New York City time, on Friday, June 21, 2002. All shares validly tendered (and not withdrawn) prior to the expiration of the offer have been accepted for payment and will be exchanged promptly for 0.11823 shares of Kellwood Common Stock and $3.42 in cash per share of the Registrant's Common Stock and Class B Common Stock. Approximately 18,723,130 shares were tendered and not withdrawn. In addition, 376,091 shares were tendered pursuant to notices of guaranteed delivery. Together, this represents approximately 96.4% of the total number of the Registrant's shares outstanding. It is expected that the exchange will be completed on or prior to June 28, 2002. Following completion of the exchange, it is expected that the Registrant will be merged with and into Cradle, Inc., a wholly-owned subsidiary of Kellwood, as promptly as practicable. The information in the above referenced press release is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     99.1     Press Release dated June 24, 2002, issued by Kellwood Company.






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                                  SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     Date: June 25, 2002


GERBER CHILDRENSWEAR, INC.

/s/ Richard Solar
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By:  Richard Solar
Its: Senior Vice President and Chief Financial Officer
     (Principal Financial Officer)